EXHIBIT 10.2
EXECUTION COPY
SECURITY AGREEMENT
     SECURITY AGREEMENT dated as of December 7, 2006, between Great Wall Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Debtor”), and DBS Bank Ltd, as administrative agent and security agent (the “Administrative Agent”).
     The Debtor, certain lending institutions (together with their respective successors and assigns and any new lenders from time to time, the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of December 7, 2006, with the Debtor (as from time to time amended, the “Credit Agreement”) providing for the making of loans to the Debtor (collectively, “Loans”), and in connection therewith the Debtor has agreed to grant to the Administrative Agent for the benefit of the Secured Creditors as hereinafter defined a security interest in its all of its property, assets and revenues.
     Accordingly, to induce the Lenders to extend credit pursuant to the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Administrative Agent agree as follows:
          Section 1. Definitions.
     (a) Terms defined in the Credit Agreement are used herein as defined therein.
     (b) The terms “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Securities Account”, “Security Entitlement”, “Software” and “Tangible Chattel Paper” have the respective meanings ascribed thereto in Article 9 of the UCC, and the term “Financial Assets” has the meaning ascribed thereto in Article 8 of the UCC.
     (c) As used herein:
     “Collateral” has the meaning set forth in Section 3.
     “Collateral Account” has the meaning set forth in Section 4(a).
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     “Copyright Collateral” means all Copyrights of the Debtor, whether now owned or hereafter acquired.
     “Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Credit Documents” means, collectively, the Credit Agreement, this Agreement and the other Loan Documents.
     “Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Debtor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Debtor in respect of any of the items listed above.
     “Motor Vehicles” means motor vehicles, tractors, trailers and other like property, to the extent the title thereto is governed by a certificate of title or ownership.
     “Patent Collateral” means all Patents of the Debtor, whether now owned or hereafter acquired by the Debtor, including without limitation each Patent identified in Annex 5.
     “Patents” means all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under
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and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.
     “Person” means an individual, corporation, limited liability company, partnership, unincorporated association, joint venture, trust, governmental agency or other entity.
     “Secured Creditors” means, collectively, the Lenders and the Administrative Agent.
     “Secured Obligations” means the principal of and interest on the Loans and all fees, indemnification payments all other amounts whatsoever payable, whether now outstanding or hereafter from time to time incurred, assumed or arising, under the Credit Documents.
     “Trademark Collateral” means all Trademarks of the Debtor whether now owned or hereafter acquired by the Debtor. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.
     “Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
          Section 2. Representations and Warranties. The Debtor represents and warrants to the Administrative Agent for the benefit of the Secured Creditors that:
     (a) Title and Priority. The Debtor is the sole beneficial owner of the Collateral and no security interest exists in the Collateral except for Liens expressly permitted by the terms of the Credit Documents; and the security interests created
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pursuant hereto constitute valid, perfected security interests in the Collateral, subject to no equal or prior Lien except as so permitted.
     (b) Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Debtor as of the date hereof are correctly set forth in Annex 1.
     (c) Changes in Circumstances. The Debtor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), or (ii) heretofore changed its name, or (iii) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.
     (d) Intellectual Property. To the Debtor’s knowledge, the Debtor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Debtor or, to the Debtor’s knowledge, threatened, and no claim against the Debtor has been received by the Debtor, alleging any such violation.
     The Debtor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.
     (f) Fair Labor Standards Act. Any Goods now or hereafter produced by the Debtor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.
          Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time incurred or arising, the Debtor hereby grants to the Administrative Agent, for the benefit of the Secured Creditors, a security interest in all of the Debtor’s right, title and interest in, to and under the following property, assets and revenues, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the “Collateral”):
     (a) all Accounts;
     (b) all Chattel Paper (whether tangible or electronic);
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     (c) all Commodity Accounts;
     (d) all Deposit Accounts;
     (e) all Documents;
     (f) all Equipment;
     (g) all Fixtures;
     (h) all Instruments;
     (i) all Inventory;
     (j) all Goods;
     (k) all Letter-of-Credit Rights;;
     (l) all Securities Accounts, all Security Entitlements and all other Investment Property whatsoever to the extent not covered by the other clauses of this Section 3;
     (m) all Intellectual Property, all Payment Intangibles, all Software, and all other General Intangibles whatsoever not covered by the other clauses of this Section 3;
     (n) all As-Extracted Collateral;
     (o) all commercial tort claims as defined in Section 9-102(a)(13) of the UCC;
     (p) all other tangible and intangible personal property whatsoever of the Debtor; and
     (q) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Debtor or any computer bureau or service company from time to time acting for the Debtor).
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          Section 4. Cash Proceeds of Collateral.
          (a) Collateral Account. The Debtor will, if so instructed by the Administrative Agent, establish at a banking institution selected by the Administrative Agent a cash collateral account (the “Collateral Account”), which
     (i) to the extent of all Investment Property or Financial Assets shall be a Securities Account in respect of which the Administrative Agent shall be the “entitlement holder” as defined in Section 8-102(a)(7) of the UCC, and
     (ii) to the extent of any cash, shall be a Deposit Account in respect of which the Administrative Agent shall be the “customer” within the meaning of Section 9-104(a)(3) of the UCC, and into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto and into which the Debtor may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Secured Creditors as additional collateral security hereunder or that they are required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Debtor as the Debtor shall from time to time instruct, provided, that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.
          (b) Proceeds of Accounts. If so requested by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Debtor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either directly to the Administrative Agent or any bank in the United States of America specified by the Administrative Agent under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Account. All payments made to the Administrative Agent as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the
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foregoing, the Debtor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, the Debtor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Debtor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Debtor.
          (c) Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such investments as the Debtor (or, after the occurrence and during the continuance of a Default, the Administrative Agent in its discretion) shall determine, which shall be held in the name and be under the control of the Administrative Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.
          Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Debtor hereby agrees with the Administrative Agent for the benefit of the Lenders as follows:
          5.01 Delivery and Other Perfection. The Debtor shall:
     (a) if so instructed by the Administrative Agent, promptly deliver to the Administrative Agent any and all Instruments, Documents and Tangible Chattel Paper constituting part of the Collateral in which the Debtor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Debtor may retain for collection in the ordinary course any Instruments received by the Debtor in the ordinary course of its business and the Administrative Agent shall, promptly upon request of the Debtor, make appropriate arrangements for making any of the foregoing pledged by the Debtor available to the Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);
     (b) promptly give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Administrative Agent to
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create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to obligors on Instruments shall be subject to the provisions of clause (c) below;
     (c) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and the Debtor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts, Chattel Paper or General Intangibles and each obligor on Instruments of the Debtor that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Administrative Agent or as the Administrative Agent may otherwise direct;
     (d) without limiting the obligations of the Debtor under Section 5.04(b), if so requested by the Administrative Agent, upon the acquisition after the date hereof by the Debtor of any Motor Vehicle or other Equipment covered by a certificate of title or ownership, cause the Administrative Agent to be listed as the lienholder on such certificate of title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 10 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;
     (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and
     (f) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Debtor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Debtor with respect to the Collateral, all in such manner as the Administrative Agent may require.
          5.02 Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent the Debtor shall not (a) file or authorize the filing of any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Creditors, or (b) cause
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or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Electronic Chattel Paper, Investment Property, Letter-of-Credit Right or Commodity Account constituting part of the Collateral.
          5.03 Preservation of Rights. No Secured Creditor shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
          5.04 Special Provisions Relating to Certain Collateral.
          (a) Intellectual Property.
          (1) For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          (2) Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Debtor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Debtor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Debtor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of any commitment to extend credit under the Credit Documents or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Debtor the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Debtor in accordance with the first sentence of this clause (2).
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          (3) The Debtor will furnish to the Administrative Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (b) Motor Vehicles.
          (1) The Debtor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent, or to any agent or custodian specified by the Administrative Agent in writing to the Debtor, originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Administrative Agent listed as lienholder and take such other action as the Administrative Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.
          (2) Without limiting the generality of the foregoing, if so requested by the Administrative Agent, upon the acquisition after the date hereof by the Debtor of any Motor Vehicle, the Debtor shall deliver to the Administrative Agent, or to any agent or custodian specified by the Administrative Agent in writing to the Debtor, originals of the certificates of title or ownership for such Motor Vehicles, together with the manufacturer’s statement of origin with the Administrative Agent listed as lienholder; provided, however, if the Motor Vehicle to be acquired is subject to a purchase money security interest, the Administrative Agent shall be listed as a junior lienholder to the Person holding such purchase money security interest.
          (3) Without limiting Section 5.10, the Debtor hereby appoints the Administrative Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Debtor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Debtor to be retitled and the Administrative Agent listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Debtor as the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Administrative Agent a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Administrative Agent under Section 5.05). This appointment as attorney-in-fact is irrevocable and coupled with an interest.
          (4) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.
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          5.05 Events of Default, Etc. If an Event of Default shall have occurred and be continuing:
     (a) the Debtor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and the Debtor, designated in its request;
     (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
     (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Debtor agrees to take all such action as may be appropriate to give effect to such right);
     (d) the Administrative Agent in its discretion may, in its name or in the name of the Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and
     (e) the Administrative Agent may, upon ten days’ prior written notice to the Debtor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Creditor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the
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extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Debtor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Debtor shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(a), shall be applied in the manner specified in Section 5.09.
          The Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.
          5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Debtor shall remain liable for any deficiency.
          5.07 Locations; Names. Without at least 30 days’ prior written notice to the Administrative Agent, the Debtor shall not change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 1.
          5.08 Private Sale. None of the Secured Creditors shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05
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conducted in a commercially reasonable manner. The Debtor hereby waives any claims against any Secured Creditor arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
          5.09 Application of Proceeds. Except as otherwise expressly provided herein or in the other Credit Documents, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:
     First, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;
     Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Creditors holding the same may otherwise agree; and
     Finally, to the payment to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
          5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Debtor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Debtor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
          5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Debtor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by
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Section 3 of this Agreement, (ii) cause the Administrative Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Debtor to the extent so requested by the Administrative Agent and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Administrative Agent may reasonably request. Without limiting the foregoing, the Debtor consents that UCC financing statements may be filed describing the Collateral as “all assets” or “all personal property” of the Debtor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).
          5.12 Termination. When all Secured Obligations shall have been paid in full and all commitments to extend credit under the Credit Documents shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Debtor and to be released and canceled all licenses and rights referred to in Section 5.04(a). The Administrative Agent shall also execute and deliver to the Debtor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Debtor to effect the termination and release of the liens on the Collateral.
          Section 6. Miscellaneous.
          6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified on the signature pages hereof and shall be deemed to have been given at the times specified in said Section.
          6.02 No Waiver. No failure on the part of any Secured Creditor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Creditor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
          6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor and the Administrative Agent. Any such amendment or waiver shall be binding upon the Secured Creditors and each holder of any of the Secured Obligations and the Debtor.
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          6.04 Expenses. The Debtor agrees to reimburse each of the Secured Creditors for all costs and expenses incurred by them (including, without limitation, the fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Debtor in respect of the Collateral that the Debtor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.
          6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Debtor and the Administrative Agent, (provided, however, that the Debtor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).
          6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
          6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
          6.08 Submission to Jurisdiction. The Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the
Security Agreement

Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Debtor or its properties in the courts of any jurisdiction.
          6.09 Waiver of Venue. The Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 6.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          6.10 Service of Process. The Debtor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the “Process Agent”), and the Debtor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Debtor shall not impair or affect the validity of such service or of any judgment based thereon. The Debtor hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          6.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          6.12 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
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          6.13 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.
          6.14 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
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          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GREAT WALL ACQUISITION CORPORATION
By
Name:
Title:

By
Name:
Title:

Security Agreement

DBS BANK LTD, as Administrative Agent
By
Name:
Title:

Security Agreement

ANNEX 1
FILING DETAILS
[See Section 2(b)]

	Type of				Place of
Current	Organization				Business or
Legal	(corporation,				Location of		Former
Name (no	limited	Jurisdiction	Organizational	Current	Chief	Location	Legal
trade	liability	of	ID Number	Mailing	Executive	of	Name(s)
names)	company, etc.)	Organization	(if applicable)	Address	Officer	Goods	(if any)
Great Wall Acquisition Corporation	Corporation	Delaware	IRS Employer ID# 20-0178991	600 Madison Avenue 15th Floor New York, New York 10021	600 Madison Avenue 15th Floor New York, New York 10021	New York, New York	None
Annex 7 to Security Agreement